EXHIBIT 10.27


                             EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made as of April 1, 2001 by and between Sport Supply Group Inc., a Delaware corporation ("Employer") and Michael Glassman ("Employee").

                                  RECITALS:

      WHEREAS, Employer desires to retain the services of Employee, and Employee desires to provide services to Employer in accordance with the terms, conditions, and provisions of this Agreement;

      NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties to this Agreement agree as follows:

      1. Term. Subject to the terms and conditions set forth in this Agreement, Employer hereby employs Employee, and Employee hereby accepts such employment from Employer, for a three year period commencing on April 1, 2001 (the "Effective Date") and expiring on March 31, 2004 except as otherwise provided herein.

      2. Duties. Employee will be employed as the Vice President of Sales and Marketing of Employer, and in such capacity will perform the normal duties associated with such position and/or such other reasonable duties as may be assigned from time to time by the President/CEO or Executive Vice President/COO or Executive Vice President Sales and Marketing. During the term of this Agreement, Employee shall devote his full time, attention, and energies to the business of Employer in order to discharge his duties faithfully, diligently, to the best of his abilities, and in a manner consistent with any and all policies and guidelines as may be established by Employer from time to time. Employee shall report to the Chairman of the Board and to the Board of Directors of Employer.

      3.   Compensation.

           (a) Subject to the terms and conditions of this Agreement and as compensation for the performance of his services hereunder, Employer will pay Employee a fixed salary at a minimum annual rate of $150,000 (such rate is referred to herein as "Salary"). Employee's Salary will accrue and be payable to Employee in accordance with the payroll practices of Employer in effect from time to time during the term of this Agreement.

           (b) Employer will pay Employee a $500 per month allowance for car and car related expenses payable in accordance with the payroll practices of Employer in effect from time to time during the term of this Agreement.

           (c) Subject to the terms and provisions of this Agreement, Employee shall be entitled to earn an annual cash bonus in an amount up to thirty percent (30%) of his Salary ("Performance Bonus") based upon the performance of Employer against specified performance criteria set forth in a Business Plan as agreed to in writing by Employee and Employer's Chairman of the Board of Directors, President/COO, Executive Vice Presidnet/CEO and Executive Vice Presidnet Sales & Marketing; provided, however, the actual results of operations as compared to the Business Plan shall be calculated to exclude all revenues and expenses attributable to operations acquired by Employer or its affiliates after the Effective Date unless provided for in the Business Plan. The amount of the Performance Bonus, if any, shall be determined by the Board of Directors or Compensation Committee in their sole discretion. The parties shall use commercially reasonable efforts to agree upon a Business Plan for the fiscal years ended September 30, 2002, 2003 and 2004, respectively.

      Employer shall pay Employee any Performance Bonus earned with respect to a fiscal year within 90 days of the end of such fiscal year.

           (d) At its sole discretion, the Board of Directors of Employer may give additional bonuses to Employee, but is not required to do so under any circumstances. Employee is not entitled to participate in any bonus plan (other than receiving his Performance Bonus, if any, as described above) offered by Employer to its employees unless expressly provided for in writing.

           (e) Employer agrees to execute and deliver to Employee that certain Stock Option Agreement, a copy of which is attached hereto as Exhibit A (the "Option Agreement").

           (f) All payments to Employee pursuant to this Agreement will be subject to deduction and withholding authorized or required by applicable law.

      4.   Confidentiality

      (a) In exchange for and in consideration for the promises made by Employee herein, including promises made by Employee regarding noncompetition in Section 5 herein, Employer promises and agrees to provide Employee with confidential, nonpublic information (in addition to any such information previously obtained by Employee in the course of his employment) consistent with the duties of an individual in Employee's position, including but not limited to Employer's customer, supplier, and distributor lists, trade secrets, plans, manufacturing techniques, sales, marketing and expansion strategies, and technology and processes of Employer and/or its affiliates, as they may exist from time to time, and information concerning the products, services, production, development, technology and all technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers of, and suppliers to, Employer and/or its affiliates (referred to hereinafter as "Confidential Information"). Employee acknowledges that such Confidential Information constitutes valuable, special and unique assets of the Employer and that his access to and knowledge of the Confidential Information is essential to the performance of his duties under this Agreement. In consideration for Employer's promises herein, Employee agrees that all Confidential Information previously provided or known to Employee in the course of his employment with Employer and all such Confidential Information made available and provided to Employee pursuant to the terms of this Agreement will be considered Confidential Information owned by Employer and Employee agrees that Employee will not (i) disclose any Confidential Information to any person or entity other than in connection with his employment for Employer in accordance with Employer's policy, or (ii) make use of any Confidential Information for his own purposes or for the benefit of any other person or entity, other than Employer. Employee further represents and warrants that, on or prior to the date of this Agreement, he has not (i) disclosed any Confidential Information to any person or entity other than in connection with his employment for Employer in accordance with Employer's policy or (ii) made use of any Confidential Information for his own purposes or for the benefit of any other person or entity, other than Employer. The term Confidential Information shall not include such portions of the Confidential Information that (i) are or become generally available to the public as a result of a disclosure by an authorized representative of the Employer, or (ii) are or become available to the Employee on a nonconfidential basis from a source (other than Employer or any of its subsidiaries or representatives) that is not prohibited from disclosing such Confidential Information to the Employee by a legal, contractual, fiduciary or other obligation to Employer or any of its subsidiaries or representatives.

      (b)  Employee acknowledges  and  agrees  that  all  manuals,  drawings, blueprints, letters, notes, notebooks, reports, financial records (including, without limitation, budgets, business plans and financial statements), computers, computer equipment, computer disks, hard drives, electronic storage devices, books, procedures, forms, documents, records or paper, or copies thereof, pertaining to the operations or business of Employer made or received by Employee or made known to him in any way in connection with his employment and any other Confidential Information are and will be the exclusive property of Employer. Employee agrees not to copy or remove any of the above from the premises and custody of Employer, or disclose the contents thereof to any other person or entity except in the ordinary course of business consistent with Employer's policies. Employee acknowledges that all such papers and records will at all times be subject to the control of Employer, and Employee agrees to surrender the same upon request of Employer, and will surrender such no later than any termination of his employment with Employer, whether voluntary of involuntary.

      5. Non-Compete Covenant. Employee acknowledges that the Confidential Information specified above is valuable to the Employer and that, therefore, its protection and maintenance constitutes a legitimate interest to be protected by the Employer by the enforcement of this covenant not to compete. Therefore, in consideration for the promises made by Employer herein, including but not limited to the provision of Confidential Information set forth in Section 4 herein, Employee covenants and agrees that, (i) during the term of his employment by the Employer (or an affiliate of Employer) and (ii) for a period commencing upon the termination of Employee's employment by Employer (or an affiliate of Employer) and ending upon the first anniversary thereof, Employee will not, directly or indirectly, either as an individual or as an employer, employee, consultant, partner, officer, director, shareholder, substantial investor, trustee, agent, advisor, or consultant or in any other capacity whatsoever, of any person or entity (other than the Employer):

           (a) conduct or assist others in conducting any business in any market area in the United States related to (i) the promotion, marketing, distribution, manufacturing, sourcing, importing and/or sale of (A) sports related equipment and/or supplies marketed to institutional customers through direct mail catalogs, (B) baseball/softball pitching machines, or
 (ii) any other business that generates more than 10% of Employer's revenues at the time of termination (the "Employer's Business");

           (b) recruit, hire, assist others in recruiting or hiring, discuss employment with or refer to others for employment (collectively referred to as "Recruiting Activity") any person who is, or within the 24 month period immediately preceding the date of any such Recruiting Activity was, at any time, an employee of the Employer or its affiliates; or

           (c) (i) communicate to any competing entity or enterprise any competitive non-public information concerning any past, present or identified prospective client or customer of, or supplier to, Employer; or
 (ii) call on, solicit or take away or attempt to call on, solicit or take away any of the customers, suppliers, clients, licensors, licensees, manufacturers, distributors, dealers or independent salespersons of the Employer or any of its affiliates that are engaged in the Employer's Business or that conduct business with Employer in the United States; or induce, attempt to induce or assist any other person or entity in inducing or attempting to induce, directly or indirectly, any such customer, supplier, client, licensor, licensee, manufacturer, dealer, distributor or independent salesperson to discontinue their relationship with the Employer or its affiliates.

      The existence of any claim or cause of action of Employee against Employer, or any officer, director, or shareholder of Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of Employee contained in this
 Section 5.

      If Employee violates any covenant contained in this Section 5 and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, the covenants of Employee contained in this Section 5 shall be deemed to have durations as specified above, which periods shall commence upon the later of
 (i) the termination of Employee's employment with Employer, and (ii) the date of entry by a court of competent jurisdiction of a final, non-appealable judgment enforcing the covenants of Employee in this Section 5. During any period of time in which Employee is in breach of this covenant not to compete, the parties agree that the time period of this covenant shall be extended for an amount of time that Employee is in breach hereof.

      Employee understands and agrees that the scope of this covenant contained in this Section 5 is reasonable as to time, area, and persons and is necessary to protect the proprietary and legitimate business interests of the Employer, and but for such covenant the Employer would not have agreed to enter into the transactions contemplated by this Agreement. Employee agrees that this covenant is reasonable in light of the compensation and other benefits Employee has accepted pursuant to this Agreement. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area, and persons to the extent that it may be so operative. If any part of this Section is declared invalid, unenforceable, or void as to time, area, or persons, the validity and enforceability of the remainder will not be affected. Should a court of competent jurisdiction determine this covenant unenforceable as written, the parties agree that the court shall modify this covenant to the extent necessary to make it enforceable. The alleged breach of any other provision of this Agreement asserted by Employee shall not be a defense to claims arising from Employer's enforcement of this covenant.

      6. Proprietary Information. Employee hereby assigns to Employer all of Employee's right, title and interest to, and shall promptly disclose to Employer, all ideas, inventions, products, services, discoveries or improvements (whether or not patentable) conceived or developed solely or jointly by Employee during the term of this Agreement (a) that relate to the Employer's Business or the actual or anticipated research or development of Employer, (b) that result from any work performed by Employee for Employer, or (c) for which equipment, supplies, facilities or Confidential Information of Employer was used. Employee agrees to execute any further documents and/or patents that Employer requests and will otherwise assist Employer (at Employer's expense) in protecting Employer's rights to such ideas, inventions, products, services, discoveries or improvements. Employee hereby appoints Employer as his attorney-in-fact, with full power of substitution, to execute and deliver such documents or patents on behalf of Employee. This appointment is coupled with an interest in and to the ideas, inventions, products, services, discoveries and improvements conceived or developed by Employee and shall survive Employee's death or disability. Employee hereby waives and quitclaims to Employer any and all claims of any nature whatsoever that Employee may now or may hereafter have for infringement of any patents or copyrights resulting from or relating to any applications for any United States or foreign letters, patent or copyright registrations assigned hereunder to Employer. Employee represents to Employer that Employee has not conceived or reduced to practice any ideas, inventions, products, services, discoveries or improvements at the time of signing this Agreement.

      7.   Termination

           (a) Employer's obligations under this Agreement shall be terminated if Employee is discharged by Employer for cause. For the purposes of this Agreement, a discharge for cause shall mean a discharge resulting from a determination by the Chairman of the Board of Employer that
 Employee: (i) has been convicted of a crime involving fraud, theft or embezzlement; (ii) has failed and/or refused to follow the written policies, practices, directives, or orders established by Employer's Board of Directors and such failure or refusal is not cured within fifteen (15) days of the date Employer sends a written notice to Employee requesting that Employee cure such failure or refusal; (iii) has committed acts of gross negligence to the detriment of Employer; (iv) has persistently failed or refused to perform his duties hereunder and such failure or refusal is not cured within fifteen (15) days of the date Employer sends a written notice to Employee requesting that Employee cure such failure or refusal; (v) has been insubordinate; or (vi) has breached any of the material terms or provisions of this Agreement (including, but not limited to, a breach of
 Section 4, 5 or 6 hereof). Notwithstanding anything to the contrary contained herein, the 15-day cure period referenced in subsections (ii) and
 (iv) of this Section shall not apply if Employee has been given the opportunity to cure an alleged default under either of these subsections on a prior occasion. Any termination for cause shall be appealable to the Board of Directors of the Company.

           (b) If Employee is absent from employment, or unable to render services herein, by reason of physical or mental illness or disability for more than three (3) months in the aggregate in any twelve (12) month period, and the Employee is unable to perform his essential job functions with or without reasonable accommodation, then Employee shall be considered permanently disabled, and this Agreement may be immediately terminated by Employer without any further obligation to Employee.

           (c)  If  Employee  dies,  this  Agreement  shall  immediately  and
 automatically  terminate,  without   further  obligation   to  Employee   or
 Employee's estate.

           (d) In the event Employee resigns from the employ of Employer, all of Employer's obligations under this Agreement shall be terminated.

           (e) If Employee is terminated without cause prior to March 31, 2004 (and so long as Employee continues to abide by the Sections of this Agreement that survive after such termination), then Employer will continue to pay Employee his Salary through March 31, 2004 as if the Employee was not terminated and after the end of the fiscal year during which such termination occurs, the amount of the Performance Bonus payable to Employee for such fiscal year, if any, pursuant to Section 3(c) of this Agreement (such amount to be reduced proportionately for any period of less than 12 months in which the Employee was employed). Except as set forth in the immediately preceding sentences, Employer will have no other obligations to Employee if Employee is terminated without cause. However, in the event Employee is terminated without cause in the last twelve (12) months of employment, the provisions of Section 5 shall continue only so long as Employer continues to pay Employee his Salary in accordance with Employer's payroll practices in effect at such time.

           (f)  The provisions of Sections 4, 5, 6, 7, 8, 9, 10, 11, 12,  13,
 14, 17, 18 and 19 shall survive any termination or expiration of this Agreement.

      8. Injunctive Relief. Each party acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each party will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach and agrees not to use as a defense that any party has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be exclusive and shall be in addition to any other remedies now or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

      9. Binding Nature. The rights and obligations of Employer under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of Employer. Employer will require any successor to all of the business and/or assets of Employer (by purchase, merger, consolidation, or otherwise), to assume this agreement if Employer's existence is terminated by such sale. Failure of Employer to obtain such agreement will be deemed a termination without cause of Employee by Employer and Employee will be paid pursuant to the terms of Section 7(e) of this Agreement.

      10. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable or void. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable or void provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. Notwithstanding the foregoing, if the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

      11. Waiver. No delay or omission by either party to this Agreement to exercise any right or power under this Agreement will impair such right or power or be construed as a waiver thereof. A waiver by either of the parties to this Agreement of any of the covenants to be performed by the other or any breach thereof will not be construed to be a waiver of any succeeding breach thereof or of any other covenant contained in this Agreement. All remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity, or otherwise.

      12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to any principle of conflict-of-laws that would require the application of the law of any other jurisdiction.

      13. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

      If to Employee:                    If to Employer:
      Michael Glassman                   Sport Supply Group, Inc.
      [ deleted for confidentiality ]    1901 Diplomat Drive
                                         Farmers Branch, Texas  75234


 or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      14. Submission to Jurisdiction. All parties hereto hereby irrevocably submit to the jurisdiction of the state and federal courts of the State of Texas and agree and consent that service of process may be made upon it in any proceeding arising out of this Agreement by service of process as provided by Texas law. All parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court of Dallas County, State of Texas, or in the United States District Court for the Northern District of Texas, and hereby further irrevocably waive any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      15.  Counterparts.    This  Agreement   may  be  executed  in   several
 counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      16. Assignment. The rights and obligations of Employer may, without the consent of Employee, be assigned by Employer to any parent, subsidiary, affiliate, or successor of Employer. Employee may not assign any of his rights or obligations under this Agreement.

      17. Entire Agreement. This Agreement and the Option Agreement constitute the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement and there are no understandings or agreements relative to this Agreement (other than the Option Agreement) which are not fully expressed in this Agreement. All prior or contemporaneous agreements between the parties with respect to the subject matter of this Agreement (other than the Option Agreement) being expressly superseded by this Agreement. No change, waiver, or discharge of this Agreement will be valid unless in writing and signed by the party against which such change, waiver, or discharge is to be enforced.

      18. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to receive from the other its reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

      19. Representations, Warranties and Covenants. Employee understands as part of the consideration for the offer of employment extended to
 Employee by Employer and of his employment or continued employment by Employer, that Employee has not brought and will not bring with him to Employer or use in the performance of his responsibilities at Employer any materials or documents of a former employer that are not generally available to the public, unless Employee has obtained express written authorization from the former employer for their possession and use. Employee represents and warrants to Employer that the execution, delivery, and performance of Employee of and under this Agreement does not and will not with the passage of time or the giving of notice or both violate the terms and conditions of any other written or oral agreement to which Employee is a party or by which Employee is bound. Employee represents and warrants that he is not a party to any employment, non-competition, proprietary information or confidentiality agreement with any former employer that remains or may remain in effect as of the date hereof. Employee has not entered into, and Employee agrees not to enter into, any oral or written agreement that is in any way inconsistent with the terms of this Agreement. Employee also understands that, in his employment with Employer, Employee is not to breach any obligation of confidentiality that Employee has to former employers.

      Employee further  represents  and  warrants that  he  has  never  been:
 (i) convicted or indicted in a criminal proceeding and is not a named subject of a pending criminal proceeding (excluding minor traffic violations); (ii) the subject of any investigation, order, judgment or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining him from, or otherwise limiting, Employee's engagement in any (A) activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or (B) type of business practice; or
 (iii) found, whether formally or informally, by a court in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities laws.

      IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement on the date first above written.



                               EMPLOYER:

                               SPORT SUPPLY GROUP, INC.,
                               a Delaware corporation


                               By: /s/ John P. Walker
                                  -------------------
                                  John P. Walker
                                  President

                               EMPLOYEE:

                                  /s/ Michael Glassman
                                  --------------------
                                  Michael Glassman